EXHIBIT 23.2

                            CONSENT OF ERNST & YOUNG



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Alpha Cash Option Thrift Plan of our report dated August 8, 1996, except for Note 16, as to which the date is September 1, 1996, with respect to the consolidated financial statements of Buckeye Cellulose Corporation included in the Annual Report(Form 10-K) for the year ended June 30, 1996.


                                                       ERNST & YOUNG LLP

Memphis, Tennessee
August 7, 1997